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                                   Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-57016) and in the Registration Statement on Form S-8 (No. 33-50332) of Alpha 1 Biomedicals, Inc. of our report dated March 6, 1998 appearing on page 20 of this Form 10-K.


PRICE WATERHOUSE LLP


Washington, DC
March 23, 1998





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